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                                                                   EXHIBIT 10.43

                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                          UNDER THE PARK 'N VIEW, INC.
                                STOCK OPTION PLAN

         THIS AWARD AGREEMENT is made and entered into this 24th day of May, 1999, by and between Park 'N View, Inc., a Delaware corporation (the "Company"), and Steven Yevoli (the "Eligible Participant").

         WHEREAS, the Eligible Participant is a valuable and trusted employee to the Company; and

         WHEREAS, the Board considers it desirable and in the best interests of the Company that the Eligible Participant be given an opportunity to acquire a proprietary interest in the Company as an incentive to advance the interests of the Company; and

         WHEREAS, on May 13, 1999 (the "Option Grant Date") the Board granted the Eligible Participant, effective upon commencement of employment, a nonqualified stock option to purchase shares of the common stock of the Company (the "Stock"), in accordance with the Park 'N View, Inc. Stock Option Plan adopted by the Company on August 26, 1996 and approved by the shareholders of the Company (the "Plan") (capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them under the Plan).

         WHEREAS, this Award Agreement memorializes the grant of such nonqualified stock option to the Eligible Participant.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed by and between the parties as follows:

         1. Grant of Nonqualified Stock Option. The Company granted to the Eligible Participant a nonqualified stock option (the "Option") to purchase 25,000 shares of Stock (the "Shares") at the purchase price of $5.00 per share in the manner and subject to the terms and conditions hereinafter provided.

         2. Time of Exercise of Option; Vesting. Subject to the termination provisions set forth in Section 5 below, to the extent the Option has vested as provided below, it may be exercised, in whole or in part, at any time and from time to time but not later than May 12, 2009 (the "Exercise Period"). Any unvested portion of the Option may not be exercised. Provided that the Option shall vest with respect to an increment as specified only if Eligible Participant is employed with the Company on the specified date for such increment, the Option shall vest as follows:


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                  (a) One-half (1/2) of the Shares shall vest and be exercisable upon determination by the Chief Executive Officer, in his sole discretion, that the Eligible Participant has or will meet the goals established by the Chief Executive Officer for the fiscal year ended June 30, 2000; and

                  (b) One-half (1/2) of the Shares shall vest and be exercisable upon determination by the Chief Executive Officer, in his sole discretion, that the Eligible Participant has or will meet the goals by the Chief Executive Officer for the fiscal year ended June 30, 2001.

                  The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option.

         Notwithstanding the provisions of Section 2, as of the fifth anniversary of the Option Grant Date (the "Final Vesting Date"), all of the Shares shall vest and be exercisable, provided that no Termination of Employment has occurred with respect to the Eligible Participant prior to the Final Vesting Date.

         Notwithstanding the provisions of Section 2, the Option shall vest and become exercisable, to the extent not already vested and exercisable, upon a Change in Control (as defined in Section 6 below). In the event of a Change in Control, the Company shall send Eligible Participant prior written notice of the effectiveness of such event and the last day on which Eligible Participant may exercise the Option. Eligible Participant may, upon compliance with all of the terms of this Award Agreement and the Plan, purchase any or all of the Shares with respect to which the Option is vested and exercisable on or prior to the last day specified in such notice and, to the extent the Option is not exercised, it shall terminate at 5:00 p.m., eastern standard time, on the last day specified in such notice.

         3. Method of Exercise. The Option shall be exercised by written notice directed to the Board, a form of which is attached hereto as Exhibit A and incorporated herein by reference, accompanied by a check in payment of the price specified in Section 1 above for the number of Shares specified, unless the Board shall authorize an alternative form of payment. For the purposes of this
Section 3, payment also may be made by delivery of shares of Common Stock held by the Eligible Participant having an aggregate Fair Market Value (as defined below) equal to the amount of cash that would otherwise be required to pay the full option price, or by authorizing a third party to sell a portion of the shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the full option price. Payment also may be made by combining the above methods. To the extent that shares are used in making a full or partial payment of the option price, each such share will be valued at the Fair Market Value thereof as of the date of exercise. Any


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overpayment will be promptly refunded, and any underpayment will be deemed an exercise of such lesser whole number of shares as the amount paid is sufficient to purchase.

         As soon as practicable following receipt of such notice from the Eligible Participant, the Board shall notify the Eligible Participant of any payment or other allocation required under Section 4 below. Upon receipt of notice from the Board that the Eligible Participant has paid the price specified in Section 1 above and paid or made any allocation required under Section 4 below, the Company shall make immediate delivery of such Shares; provided, however, that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

         The term "Fair Market Value" on any date will mean the last sale price on such date of the shares of the Common Stock or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the shares of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which shares of the Common Stock are listed or admitted to trading or, if shares of the Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use, or, if on any such date shares of the Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of the Common Stock selected by the Board. If shares of the Common Stock are not publicly held or so listed or publicly traded, the "Fair Market Value" shall be an amount determined in good faith by the Board as the fair market value of a share of Common Stock which amount may be different from the fair market value of shares of Common Stock used for purposes of stock option grants.

         4. Payment to Satisfy Withholding Obligations. Notwithstanding any other provision of this Award Agreement, any rights of the Eligible Participant to exercise the Option shall be conditioned upon the Eligible Participant forwarding to the Company, in addition to the price per share specified in
Section 1 above, cash payment of an amount equal to the amount the Company is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with such exercise of the Option, if any, as determined by the Board in its discretion. The amount of such payment shall be communicated to the Eligible Participant by the Board as soon as practicable following the Board's receipt of the notice specified in Section 3. In lieu of payment specified in this Section 4, the Board may in its discretion agree with the Eligible



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Participant to another means of satisfying the Company's withholding obligation in connection with the exercise of the Option.

         5. Termination of Option. Except as otherwise stated herein, the Option shall terminate and cease to be exercisable upon the first to occur of the following:

                  (a) the date all Shares available for purchase under this Award Agreement have been so purchased;

                  (b) upon the expiration of three (3) years following the Eligible Participant's Termination of Employment for any reason including by reason of death or Disability; or

                  (c) at 5:00 p.m., eastern standard time, on the last date specified in the notice described in Section 2 above in the event of a Change in Control; or

                  (d) upon the expiration of the Exercise Period set forth in
Section 2 above.

         6. Change in Control. For purposes of this Agreement, the term "Change in Control" shall be deemed to have occurred if:

                  (a) Tender Offer or Acquisition. Any "person" as defined in section 3(a)(9) of the Securities Exchange Act of 1934 (the "Act"), including a "group" (as that term is used in sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, including any trustee of such plan acting as trustee, who:

                           (i) makes a tender or exchange offer for any shares
of the Company's stock pursuant to which at least fifty percent (50%) of the Company's stock is purchased; or

                           (ii) together with its "affiliates" and "associates"
(as those terms are defined in Rule 12b-2 under the Act) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Company's stock; or

                  (b) Merger or Consolidation. The happening of any one (1) of the following events: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation involving the Company, unless (A) the transaction involves only the Company and one or more of the Company's parent corporation and wholly-owned (excluding interests held by employees, officers and directors) subsidiaries; or (B) the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the transaction have the power to elect a majority of the board of directors of the surviving entity immediately following the transaction; (iii) the sale of all or substantially all of the assets of the Company to another company, person or business entity;



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or (iv) an acquisition of Company stock, unless the shareholders who had the power to elect a majority of the board of directors of the Company immediately prior to the acquisition have the power to elect a majority of the board of directors of the Company immediately following the transaction.

         7. Rights Prior to Exercise of Option. The Eligible Participant shall have no rights as a stockholder with respect to the Shares except to the extent he has exercised the Option, paid the price specified in Section 1 and received delivery of such Shares as herein provided.

         8. Non-Transferable. During the Eligible Participant's lifetime, this Option shall be exercisable only by him and neither it nor any right thereunder shall be transferable except by will or laws of descent and distribution (and shall be exercisable by such transferee only as provided in Sections 2 and 5 above), or be subject to attachment, execution or other similar process. In the event of any attempt by the Eligible Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Board may terminate the Option by notice to the Eligible Participant, and the Option shall thereupon become null and void.

         9. Covenants and Representations of Eligible Participant. The Eligible Participant represents, warrants, covenants and agrees with the Company as follows:

                  (a) The Option is being received for the Eligible Participant's own account, and not for the account of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.

                  (b) The Eligible Participant is not acquiring the Option or any Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.

                  (c) The Eligible Participant has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the Eligible Participant to make an informed decision with respect to the investment in the Company represented by the Option and any Shares issued upon its exercise.

                  (d) The Eligible Participant is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Eligible Participant acknowledges that he or she must continue to bear the economic risk of any investment in Shares received upon exercise of the Option for an indefinite period.



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                  (e) The Eligible Participant understands and agrees that the
Shares subject to the Option may be issued and sold to the Eligible Participant without registration under any state or federal laws relating to the registration of securities, and the Shares will be issued and sold in reliance upon exemptions from registration under appropriate state and federal laws based in part upon the representations of the Eligible Participant made herein.

                  (f) Shares issued to the Eligible Participant upon exercise of the Option will not be offered for sale, sold or transferred by the Eligible Participant other than pursuant to: (1) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (2) an effective registration under the Securities Act of 1933 or in a transaction otherwise in compliance with such Act; and (3) evidence satisfactory to the Company of compliance with all applicable state and federal securities laws. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

                  (g) A legend in substantially the following form, indicating that the Shares issued pursuant to the Option have not been registered under any federal or state securities laws, may be placed on the certificate or certificates delivered to the Eligible Participant, and any transfer agent of the Company may be instructed to require compliance with all legends on such certificates:

         The securities represented hereby have not been registered under the Securities Act of 1933, or the securities laws of any state. The securities represented hereby may no be resold unless registered under the Securities Act of 1933 and any applicable state securities laws unless an exemption from registration exists.

         In addition, the shares of Stock issued to the Eligible Participant will be subject to the terms of that certain Securityholders' Agreements dated November 2, 1995 and November 13, 1996 and the certificate or certificates delivered to the Eligible Participant shall include a legend in substantially the following form:

         The shares represented by this certificate are subject to certain Securityholders' Agreements dated as of November 2, 1995 and November 13, 1996 by and between Park 'N View, Inc., a Delaware corporation, and its shareholders restricting the free transferability of said shares. Copies of such Securityholders' Agreements are on file in the office of the Secretary of the Company.

                  (h) The Eligible Participant has not relied upon the Board, the Company, or an employee or agent of the Company with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to exercise of



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the Option. The Eligible Participant acknowledges that, as a result of the grant and/or exercise of the Option, the Eligible Participant may incur a substantial tax liability. The Eligible Participant assumes full responsibility for all such consequences and the filing of all tax returns and elections the Eligible Participant may be required to or find desirable to file in connection therewith. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of the Company, the Eligible Participant agrees that the Company may determine such value and that the Eligible Participant will observe any determination so made by the Company in all returns and elections filed by the Eligible Participant.

                  (i) The agreements, representations, warranties and covenants made by the Eligible Participant herein with respect to the Option shall also extend to and apply to all of the Shares issued to the Eligible Participant from time to time pursuant to exercise of the Option. Acceptance by the Eligible Participant of any certificate representing Shares shall constitute a confirmation by the Eligible Participant that all such agreements, representations, warranties and covenants made herein shall be true and correct at such time.

         10. Sale or Other Disposition by Majority Interest. The Eligible Participant hereby irrevocably appoints the Company and its President, or either of them, as the Eligible Participant's agents and attorneys-in-fact, with full power of substitution for and in the Eligible Participant's name, to sell, exchange, transfer or otherwise dispose of all or a portion of the Shares and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such powers of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Stock sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or a majority of the issued and outstanding shares of Stock. Any sale, exchange, transfer or other disposition of all or a portion of Shares pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other disposition of shares of Stock owned by the holder or holders of a majority of the issued and outstanding shares of Stock. For purposes of determining the sale price per share of the Shares under this Section 9, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Stock in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing power of attorney shall not impose or be deemed to impose any fiduciary duty or any other duty (except as set forth in this Section 9) or obligation on either the Company or its President, shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of the Eligible Participant or the occurrence of any other event.



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         11. Binding Effect. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         12. Gender and Number. All terms used in this Award Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         13. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Award Agreement and any term or provision of the Plan as in effect from time to time, such term or provision of the Plan shall control.

         14. Entire Agreement. This Award Agreement (including the Plan which is incorporated herein by reference) sets forth, as of the date hereof, all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option and the Shares, and as of the date hereof, there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth therein or herein. This Award Agreement supersedes and replaces any and all prior agreements between the parties hereto with respect to the Option or the Shares. Except as set forth in the Plan, this Award Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares.

         15. Invalid or Unenforceable Provision. The invalidity or unenforceability of any particular provision of this Award Agreement shall not affect the other provisions hereof, and this Award Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         16. Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of Delaware, without reference to its conflicts of laws rules or the principles of the choice of law.

         17. Miscellaneous.

                  (a) Neither the granting of this Option, the exercise thereof nor any other provision of this Award Agreement shall be construed as conferring upon the Eligible Participant any right to be employed or continue to be employed by the Company or any of its subsidiaries or to otherwise continue in the service of such corporations, or as interfering with or restricting in any way the right of such corporations to terminate their relationship with the Eligible Participant at any time.



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                  (b) The Company, the Board and any employees or agents thereof are relieved from any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer, of any of the Shares which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer the Stock of the Company in satisfaction of this Option if counsel for the Company deems such authorization necessary for the lawful issuance or transfer of any such Shares.

                  (c) No Stock acquired by exercise of this Option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation. Stock certificates evidencing the shares issuable upon exercise of this Option may contain a legend regarding resale limitations, including the requirement that the Eligible Participant deliver an opinion of counsel to the Company.

                  (d) This Option shall be exercised in accordance with the terms of the Plan and such administrative regulations as the Board may from time to time adopt. All acts, determinations and decisions of the Board with respect to the interpretation, construction and application of the Plan and/or this Award Agreement shall be conclusive and binding upon the Eligible Participant and all other persons.

                  (e) The Board shall be entitled to amend this Award Agreement at any time provided that the Award Agreement, as amended, is consistent with the provisions of the Plan.


           IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the day and year first above written.

                                            PARK 'N VIEW, INC.

                                            By: /s/ Steve Conkling
                                                --------------------------------
                                                Steve Conkling, President


                                            ELIGIBLE PARTICIPANT


                                            /s/ Steven Yevoli
                                            ------------------------------------
                                            Steven Yevoli



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                                    EXHIBIT A


Park 'N View, Inc.
11711 NW 39th Street
Coral Springs, Florida  33065

Attention:  Board of Directors

         Re:  Exercise of Nonqualified Stock Option

Dear Board Members:

         Pursuant to the terms and conditions of the Nonqualified Stock Option Award Agreement dated as of _________________, 19__ (the "Award Agreement") between _____________________________ and Park 'N View, Inc. (the "Company"), I
hereby agree to purchase _______ shares of the Stock of the Company and tender payment in full for such shares in accordance with the terms of the Award Agreement. I hereby consent to being a party to the Securityholders' Agreements as is required by the Award Agreement.

         I hereby reaffirm that the representations and warranties made in the Award Agreement are true and correct on the date hereof as if made on the date hereof.

                                          Very truly yours,



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